FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of the 15th day of May 2009, to be effective for all purposes as of May 1, 2009 (the “Effective Date”), by and among PERMIAN LEGEND PETROLEUM, LP, a Texas limited partnership, whose address 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (the “Borrower”); PERMIAN LEGEND, LLC, a Texas limited liability company, whose address is also 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (“Permian LLC”); LISA P. HAMILTON, an individual, whose address is 3327 West Wadley Avenue, Suite 3, No. 267, Midland, Texas 79707 (“Hamilton”); RONNIE L. STEINOCHER, also an individual, whose address is 2100 West Wadley Avenue, No. 21, Midland, Texas 79701 (“Steinocher”); and AMERICAN STATE BANK, a Texas banking association, whose address is 620 North Grant, Odessa, Texas 79764-4797 (alternatively “American State”, the “Bank” or the “Lender”). Permian LLC, Hamilton, and Steinocher are collectively referred to herein as the “Guarantors”.

NOTICE IS TAKEN OF THE FOLLOWING:

A.	Borrower, Guarantors, and Lender have previously entered into that certain Loan Agreement, dated as of August 1, 2008, as modified and amended by that certain First Amendment to Loan Agreement, dated as of October 15, 2008, as further modified and amended by that certain Second Amendment to Loan Agreement dated as of January 2, 2009, and as further modified and amended under that certain Third Amendment to Loan Agreement dated March 17, 2009, to be effective for all purposes as of February 15, 2009 (as so amended, the “Existing Loan Agreement”). The Existing Loan Agreement amended and superseded previously existing loan agreements by and among the same parties.

B.	The Existing Loan Agreement provided for a term loan in the amount of One Million Six Hundred and Seventy-Five Thousand and No/100 Dollars ($1,675,000.00) (the “Loan”). The Loan is evidenced by a Term Note, dated as of August 1, 2008, in the original principal amount of One Million Six Hundred and Seventy-Five Thousand and No/100 Dollars ($1,675,000.00), executed by the Borrower in favor of the Lender, as modified and amended by that certain Modification and Amendment of Term Note, dated as of October 15, 2008, as further modified and amendment by that certain Second Modification and Amendment of Term Note, dated as of January 2, 2009, and as further modified and amended by that certain Third Modification and Amendment of Term Note, dated as of March 17, 2009, effective as of February 15, 2009 (as so modified, the “Note”). As amended, the Note matures on May 1, 2009 (the “Existing Maturity Date”). The current principal balance outstanding under the Note is One Million Four Thousand Seven Hundred Forty-Six and Sixty-Five/100 Dollars ($1,004,746.65).

C.	The Note is collateralized by Deeds of Trust covering oil and gas properties owned by the Borrower in Haskell, Jones, Nolan, Reagan, Runnels, and Taylor Counties, in the State of Texas (as modified or amended, collectively, the “Deeds of Trust”). In addition, Borrower’s performance under the Note is collateralized by Guaranty Agreements, under one each of which, each Guarantor agrees to guaranty the Borrower’s indebtedness evidenced by the Note (collectively, the “Guaranty Agreements”).

D.	The Borrower and the Guarantors have now asked the Bank to extend the Existing Maturity Date until July 15, 2009 (the “Extended Maturity Date”), and to reduce the payments required by the Bank until the Extended Maturity Date from those payments of principal and interest currently due on a monthly basis under the terms of the Note, to payments of interest only, with such interest to be calculated at a new rate, during the remaining lifetime of the Note, up until the point of the Extended Maturity Date.

E.	American State has agreed to extend the final maturity date of the Note until the Extended Maturity. As consideration for the Bank’s agreement to extend and renew the maturity date of the Note from the Existing Maturity Date until the Extended Maturity Date, the Borrower and the Guarantors have agreed to tender to the Bank the amount of Ten Thousand and No/100 Dollars ($10,000.00)(the “Extension Fee”), simultaneously with the execution of this Agreement. As consideration for the Bank’s agreement to accept payments of interest only until the Extended Maturity Date, the Borrower and the Guarantors have agreed that such interest will be calculated by the Bank at a higher rate.

F.	The Borrower, the Guarantors, and the Lender have agreed to execute this Amendment in order to confirm the terms of their agreement.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Existing Loan Agreement as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Amendment shall have their respective meanings set forth in the Existing Loan Agreement.

2. Amendments.

A.	The term “Rate” is hereby amended by deleting it in its entirety and substituting the following:

Rate

Interest under the Note shall accrue at an annual rate equal to the American State Bank Base Rate, plus Two Percent (2.0%). For purposes of this Agreement, the “American State Bank Base Rate” shall mean the rate announced by Bank as its base lending rate as of the beginning of each Business Day, as hereinafter defined, (and for holidays or weekends, the American State Bank Base Rate shall be the American State Bank Base Rate as of the close of business on the most recent Business Day immediately preceding such weekend or holiday) before all sums payable hereunder have been paid in full. Without notice to the Borrower or any other person, the American State Bank Base Rate may change from time to time pursuant to the preceding sentence. The American State Bank Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial loans or other loans at rates of interest at, above, or below the American State Bank Base Rate. “Business Day” shall mean any day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas.

B.	The term “Structure” is hereby amended by deleting it in its entirety and substituting the following:

Structure

Maker shall tender the monthly accrued interest payments due under this Note on the first day of each month, with the next such payment to be due on June 1, 2009, and a subsequent payment of interest to be due on July 1, 2009. All of the outstanding principal and accrued, but unpaid, interest due under the terms of the Note shall be due and payable as of July 15, 2009, being the Extended Maturity Date. Upon the occurrence of the Extended Maturity Date, all of the outstanding principal and accrued, but unpaid, interest will be due and payable in full.

C.	The term “Maturity Date” is hereby amended by deleting it in its entirety and substituting the following:

Maturity Date

As stated, the Extended Maturity Date of the Loan shall now be July 15, 2009. Upon the occurrence of the Extended Maturity Date, all of the outstanding principal, and accrued, but unpaid principal, shall be due and paid in full. In no event shall the Bank be obligated to extend and renew the Loan as of the Extended Maturity Date, and nothing in this Amendment shall be construed to require the Lender to extend and the renew the Loan upon the occurrence of the Extended Maturity Date.

D. Section III of the Existing Loan Agreement shall be amended by deleting it in its entirety and substituting the following section:

III. CONDITIONS PRECEDENT

The provisions of the Existing Loan Agreement, as amended by this Amendment (as so amended, the “Loan Agreement”) will serve as the proposed terms of the borrowing arrangement. Prior to any funds being made available, Borrower will execute and deliver to the Bank, in form and substance satisfactory to the Bank, this Amendment, a Fourth Modification and Amendment to Term Note (the “Note Modification”), and such other documentation as the Bank may require (collectively, the “Amended Loan Documents”). As a condition precedent to the Bank’s execution of this Amendment and the Note Modification, the Borrower shall tender the Proceeds Payment and the Extension Fee to the Bank, in collected funds.

3. Effectiveness.

A.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Existing Loan Agreement shall remain unmodified, and the Existing Loan Agreement, as amended and supplemented by this Amendment, is ratified and confirmed as being in full force and effect.

B.	All references to the Existing Loan Agreement herein or in any other document or instrument among Borrower, Guarantors, and Lender shall hereafter be construed to be references to the Loan Agreement, as that term is now defined.

C.	Borrower and Guarantors expressly acknowledge and agree that until such time as they have tendered full and final payment of all fees and expenses (including attorneys’ fees) incurred by the Bank down to the date of this Amendment, the extension granted by the Bank under this Amendment shall be invalid and of no force and effect.

4.	Guarantors. To evidence their continuing guaranty of the Borrower’s obligation under the Loan, Guarantors have executed this Amendment.

5.	Counterparts: This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

6.	Notice of Final Agreement:

THIS AMENDMENT, THE NOTE MODIFICATION, AND ANY OTHER INSTRUMENTS EXECUTED BY THE PARTIES CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

BORROWER:

PERMIAN LEGEND PETROLEUM LP,

A Texas Limited Partnership

By:	Permian Legend, LLC General Partner
By:	_/s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager
By:	_/s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager
GUARANTORS:

By:	Permian Legend, LLC General Partner
By:	_/s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager
By:	_/s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager

      /s/ Lisa P. Hamilton—
Lisa P. Hamilton, Individually

      /s/ Ronnie L. Steinocher—

Ronnie L. Steinocher, Individually

LENDER:

AMERICAN STATE BANK

By:       /s/ Mike Marshall—
Mike Marshall
Executive Vice President